Exhibit 10

January 31, 2003

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

        Re:     Exhibit 10, Form N-1A

                The Calvert Fund

                File numbers 2-76510 and 811-3416

Ladies and Gentlemen:

As Counsel to The Calvert Fund (the  "Trust"),  it is my opinion,  based upon an examination  of the  Trust's  Declaration  of Trust and  By-Laws  and such other original  or  photostatic  copies  of  Trust  records,  certificates  of  public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion,  that the  securities  being  registered by this

Post-Effective Amendment No. 45 of the Trust will, when sold, be legally issued,

fully paid and  non-assessable.

Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 45 to its Registration Statement.

Sincerely,

/s/Ivy Wafford Duke

Associate General Counsel